UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

TEXAS INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 29, 2005, Texas Industries, Inc. (the “Company”) completed the spin-off of its steel operations by distributing all of the outstanding common stock of Chaparral Steel Company (“Chaparral”) to the Company’s stockholders in a pro-rata tax-free dividend of one share of Chaparral common stock for each outstanding share of Company common stock held of record on July 20, 2005.

As a result of the spin-off of Chaparral, the consolidated balance sheets of the Company as of May 31, 2005 and 2004, the related consolidated statements of operations and cash flows for the years ended May 31, 2005, 2004, and 2003, and the related notes thereto have been reclassified to present the steel operations as a discontinued operation. Such reclassified financial statements and related notes are attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Consolidated Financial Statements of Texas Industries, Inc. and Subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS INDUSTRIES, INC.

By:	/s/ FREDERICK G. ANDERSON
Frederick G. Anderson
Vice President and General Counsel

Date: November 15, 2005

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Consolidated Financial Statements of Texas Industries, Inc. and Subsidiaries.